IDEX SERIES FUND
                             UNDERWRITING AGREEMENT

     This Agreement is entered into as of March 3, 1997 by and between IDEX Series Fund, a Massachusetts business trust (the "Fund"), and InterSecurities, Inc., a Delaware corporation (the "Distributor").

     Whereas, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

     Whereas, the Distributor has served as principal underwriter for the Fund since its inception;

     Whereas, the Fund was formerly known as IDEX II Series Fund;

     Whereas, the Fund's Declaration of Trust was amended under a Restatement of Declaration of Trust dated August 30, 1991 to provide for more than one distinct series of shares of beneficial interest and for classes of shares;

     Whereas, on September 20, 1996, IDEX Fund and IDEX Fund 3 were reorganized into the Class T shares of the IDEX II Series Fund Growth Portfolio, and at that time, IDEX II Series Fund changed its name to IDEX Series Fund;

     Whereas, the Distributor has served as the principal underwriter under Underwriting Agreements dated April 22, 1993 and September 30, 1994; and

     Whereas, the Underwriting Agreements dated April 22, 1993 and September 30, 1994, respectively, are superseded in their entirety by this Agreement, and, as of the date of this Agreement, are of no further effect.

     1. APPOINTMENT AND AUTHORITY OF AGENT. The Fund appoints the Distributor as its principal underwriter, to sell shares of the Fund's beneficial interest during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for shares of the Fund. The Distributor shall sell, as agent on behalf of the Fund, the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission), to fill unconditional orders placed with the Distributor, and the price which the Fund shall receive for shares so purchased shall be the net asset value used in determining the public offering price on which such orders were based. (The term "net asset value" as used in this Agreement shall have the meaning assigned to it in the Fund's Bylaws, as amended from time to time).

     The Distributor shall notify the Custodian of the Fund, at the end of each business day, or as soon thereafter as the orders placed with it in such period have been compiled, of the number of shares and the prices thereof which the Distributor shall have sold on behalf of the Fund. The Distributor shall use its best efforts to cause the sums due for shares ordered from the Fund to be collected or to be advanced to the Fund on behalf of the purchasers on or before the third business day (excluding Saturdays) after the shares have been so ordered.

     The agency of the Distributor shall be exclusive, except that it shall not apply to (1) shares issued in connection with the merger or consolidation of any other investment company or entity with the Fund or the non-taxable acquisition, by purchase or otherwise, of all (or substantially all) of the assets or the outstanding shares of any company by the Fund, or (2) shares which may be offered by the Fund to its shareholders for reinvestment of dividends and capital gains distributions, whether declared in cash or in shares or cash at the option of the shareholder.

     The Fund may suspend the sale of its shares at any time by notice to the Distributor for such period of time as the Fund deems desirable. Such a suspension of sale shall not effect a termination of this Agreement.

     2. TERMS OF SALE OF SHARES. The Fund's shares shall be sold by the Distributor as agent on behalf of the Fund to dealers having sales agreements with the Distributor and to investors upon the terms and conditions (including minimum purchase requirements) set forth in the current prospectus relating to the Fund's shares and (to the extent not inconsistent with said prospectus) upon the following terms and conditions:

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          a. PUBLIC OFFERING PRICE.  The public offering price,  which means the price per share at which the Distributor or a dealer purchasing shares from the Fund may sell shares to the public, shall be based upon the per share net asset value determined as of the time specified in the then current prospectus relating to the Fund's shares. The public offering price shall not exceed the per share net asset value on the basis of which the applicable public offering price is determined plus a sales charge as described in the then current prospectus relating to the Fund's shares, which shall not exceed 8.5% of the public offering price. The public offering price shall be adjusted to the nearer cent. The Distributor shall fix, in its agreements with dealers, the portion of the sales charge which may be reallowed to the dealers on the purchase of shares from the Fund.

          b. DETERMINATION OF NET ASSET VALUE. The Fund shall determine the net asset value of the shares of the Fund (or cause such net asset value to be determined) as of the close of the New York Stock Exchange on each business day on which said Exchange is open, in accordance with the method set forth in the Bylaws. Upon due notice to the Distributor, the Fund may also employ other methods or times in calculation of net asset value, to the extent authorized by its Bylaws and consistent with applicable federal laws and rules of the National Association of Securities Dealers, Inc. The Fund shall also have the right to suspend the sale of its shares and the calculation of net asset value if, because of some extraordinary condition, the New York Stock Exchange shall be closed, or if, in the judgment of a majority of the members of the Board of Trustees of the Fund, or its Executive Committee, conditions existing during the hours when said Exchange is open render such action advisable.

          c. CONFIRMATIONS. The Distributor shall issue and deliver on behalf of the Fund or cause to be issued and delivered all confirmations of transactions effected hereunder for the account of the Fund.

     3. NECESSARY ACTION. The Fund agrees that it will, from time to time, but subject to any necessary approval of its shareholders, take all appropriate action fixing the number of its authorized shares, and such other steps as may be necessary to register the same under the Securities Act of 1933, to the end that there will be available for sale such number of shares as the Distributor may reasonably be expected to sell.

     4. INDEMNITY OF FUND BY DISTRIBUTOR. The Distributor will indemnify and hold harmless the Fund and each of its officers and trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, damage, claim, or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of or in connection with any person acquiring any shares of the Fund, which may be based upon the Securities Act of 1933 or any other statute or on the common law, on account of any wrongful act of the Distributor or any of its employees or on the ground that the registration statement or prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor, provided, however, that in no case shall (1) the indemnity of the Distributor in favor of any person indemnified be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its (or his) duties or by reason of its (or his) reckless disregard of its (or his) obligations and duties under this Agreement, or (2) the Distributor be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Distributor in writing within a reasonable time after the summons or first legal process giving notice of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any such notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, and to those of its officers, trustees, or controlling persons who are defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, the Fund and those of its officers, trustees or controlling persons who are

                                      -2 -



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defendants  in the suit  shall  bear the fees  and  expenses  of any  additional counsel retained by them, but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse them for the reasonable fees and expenses of any counsel so retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

     5. INDEMNITY OF DISTRIBUTOR BY FUND. The Fund will indemnify and hold harmless the Distributor and each of its officers and directors and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of or in connection with any person acquiring any of its shares which may be based upon the Securities Act of 1933 or on any other statute or on the common law, on the ground that the registration statement or prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case shall (1) the indemnity of the Fund in favor of the Distributor and any such controlling person be deemed to protect the Distributor or any such controlling person against any liability to which the Distributor (or any such controlling person) would otherwise be subject by reason of its willful misfeasance, bad faith, gross negligence in the performance of its (or his) duties or by reason of its (or his) reckless disregard of its (or his) obligations and duties under this Agreement, or (2) the Fund be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor (or any such controlling person) unless the Distributor or such controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or first legal process giving notice of the claim shall have been served upon the Distributor or upon such controlling person (or after such Distributor or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor and to the controlling persons who are defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or persons who are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse them for the reasonable fees and expenses of any counsel so retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the shares.

     6. COMPLIANCE WITH SECURITIES LAWS. The Distributor, in selling the shares of the Fund, will in all respects duly conform with all federal and state laws relating to the sale of such securities.

     7. AUTHORIZED REPRESENTATIONS. Neither the Distributor, any dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or prospectus filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (as said registration statement and prospectus may be amended or supplemented from time to time), covering the shares of the Fund, or in such other sales literature as the Fund may expressly authorize the Distributor to use. No dealer (except the Distributor acting as agent of the Fund for the account of the Fund) is authorized to act as agent for the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise.

     8. COSTS TO BE INCURRED BY DISTRIBUTOR. In addition to the expenses which the Distributor may incur in the performance of its own functions under this Agreement, and the expenses which it may expressly undertake to pay under other agreements with the Fund or otherwise, the Distributor will pay:

          (a) the expenses of printing and distributing prospectuses to persons other than shareholders and state and federal agencies; and

          (b) preparing, printing and distributing all other sales literature used by the Distributor or by dealers, (including copies of the Fund's reports to shareholders or federal or state regulatory agencies, other than those sent to shareholders or federal or state regulatory agencies, which the Fund may permit to be used as sales literature) in connection with the offering of Fund shares for sale to the public; and

          (c) any expenses of advertising in connection with such offering.

     The Fund will pay all of its own expenses, except as expressly provided herein or in any other agreements which the Fund may have with the Distributor or any other person.

     9. VOLUNTARY REPURCHASE OF SHARES BY THE FUND. The Fund reserves the right, by resolution of its Board of Trustees, to authorize and require the Distributor to repurchase, upon prices, terms and conditions to be set forth in such resolution, as agent of the Fund and for its account, such shares of the Fund as may be offered for voluntary repurchase by the Fund from time to time.

     10. LONG OR SHORT POSITIONS. The Distributor agrees that it will not take any long or short positions in the shares of the Fund except to the extent contemplated by paragraphs 1 and 9 above, and that, so far as it can control the situation, it will prevent any officer or director of (or person financially interested in) the Distributor from taking any long or short position in the shares of the Fund, except as permitted by the Declaration of Trust of the Fund and by those portions of its Bylaws which are not subject to amendment except by the shareholders of the Fund.

     11. AMENDMENTS. This Agreement may be supplemented or amended by mutual consent of the parties, provided that no amendment hereto shall be effective unless approved by a majority of the trustees of the Fund who are not interested persons (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Distributor, cast in person at a meeting called for the purpose of voting on such approval. If, at any time during the existence of this Agreement, the Fund shall in good faith deem it necessary or advisable in the best interest of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any proper advantage under federal or state tax laws, and shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Distributor declines to assent to such amendment, the Fund may terminate this Agreement immediately, upon written notice. If, at any time during the existence of this Agreement, upon request by the Distributor, the Fund fails (after a reasonable time) to make any changes in its governing instruments, or in its methods of doing business, which are in good faith deemed by the Distributor to be necessary in order to comply with federal law or the lawful requirements of the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc. relating to the sale of the shares of the Fund, the Distributor may terminate this Agreement immediately, upon written notice.

     12.  COMPENSATION.  As  compensation  for the  services  performed  and the expenses assumed by the Distributor under this Agreement, including, but not limited to, remuneration to the Distributor's employees and to other broker/dealers on the basis of sales of shares, the Fund shall pay the Distributor, with respect to the sale of Class A shares of a Portfolio, an annual distribution fee of up to 0.35%, and an annual service fee of up to 0.25%, of the average daily net assets of that Portfolio's Class A shares; with respect to the sale of Class B shares of a Portfolio, an annual distribution fee of up to 0.75%, and an annual service fee of up to 0.25%, of the average daily net assets of that Portfolio's Class B shares; and with respect to the sale of Class C shares of a Portfolio, an annual distribution fee of up to 0.75%, and an annual service fee of up to 0.25%, of the average daily net assets of that Portfolio's Class C shares (however, the total fee payable for Class C shares may not exceed 0.90% annually). Such payments have been authorized by each Portfolio of the Fund in the Class A, Class B and Class C Distribution Plans adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Distribution Plan") and will be limited in accordance with the terms of the Distribution Plan. Additional payments to the Distributor from the Fund's investment advisors, or any of its investment sub-advisers, may be authorized in accordance with applicable law.

     13. REPORTS. The Distributor shall prepare written reports for the Board of Trustees of the Fund on a quarterly basis showing information concerning services provided and expenses incurred which are related to this

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Agreement  and such other  information  as from time to time shall be reasonably requested by the Fund's Board of Trustees.

     14. TERM. This Agreement shall continue in effect unless sooner terminated in accordance with its terms for one year from the date hereof and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Fund or by the affirmative vote of a majority of the outstanding voting securities of the Fund (as that phrase is defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended); provided that no renewal hereof shall be effective unless the terms of such renewal have been approved by the vote of a majority of the Trustees of the Fund who are not interested parties (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Distributor, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal. Either party shall have the right to terminate this Agreement upon 60 days' written notice given to the other party.

     15. ASSIGNMENT. In the event of the assignment (as defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended) of this Agreement by the Distributor, this Agreement shall automatically terminate.

     16. LIMITATION OF LIABILITY. A copy of the Fund's Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees of the Fund and not individually, and that the obligations under this Agreement are not binding upon any of the Trustees, officers, shareholders, agents or employees of the Fund individually, but binding only upon the assets and property of the Fund.

     17. PRIOR AGREEMENTS. This agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first appearing above.

ATTEST:                           IDEX SERIES FUND


/S/                               By: /S/
Becky A. Ferrell                      G. John Hurley
Secretary                             President and Chief Executive Officer

ATTEST:                           INTERSECURITIES, INC.


/S/                               By: /S/
William H. Geiger                     John R. Kenney
Secretary                             Chairman of the Board





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                                   SCHEDULE I
                      OF THE UNDERWRITING AGREEMENT BETWEEN
                   IDEX SERIES FUND AND INTERSECURITIES, INC.

The following series and classes of shares are offered for public sale by IDEX Series Fund:

IDEX Growth Portfolio                  IDEX Balanced Portfolio
        Class A                             Class A
        Class B                             Class B
        Class C                             Class C
        Class T
IDEX Global Portfolio                  IDEX Capital Appreciation Portfolio
        Class A                             Class A
        Class B                             Class B
        Class C                             Class C
IDEX Flexible Income Portfolio         IDEX Aggressive Growth Portfolio
        Class A                             Class A
        Class B                             Class B
        Class C                             Class C
IDEX Tax-Exempt Portfolio              IDEX Strategic Total Return Portfolio
        Class A                             Class A
        Class B                             Class B
        Class C                             Class C
IDEX Income Plus Portfolio             IDEX Tactical Asset Allocation Portfolio
        Class A                             Class A
        Class B                             Class B
        Class C                             Class C
IDEX C.A.S.E. Portfolio                IDEX International Equity Portfolio
        Class A                             Class A
        Class B                             Class B
        Class C                             Class C
IDEX Value Equity Portfolio
        Class A
        Class B
        Class C

Effective as of March 3, 1997.

ATTEST:                                IDEX SERIES FUND

/S/                                         /S/
____________________________           By:  ______________________________
Becky A. Ferrell, Secretary                 G. John Hurley, President and
                                            Chief Executive Officer

ATTEST:                                INTERSECURITIES, INC.

/S/                                         /S/
____________________________           By:  ______________________________
William H. Geiger, Secretary                Thomas R. Moriarty,
                                            Senior Vice President




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